Exhibit 99.1

NEWS RELEASE

Enbridge Completes Asset Sales for Approximately $3.15 Billion in Cash Proceeds

CALGARY, August 1, 2018 — Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge or the Company) today announced it has closed the previously announced agreements to sell its U.S. midstream businesses and monetize a portion of its renewables business for combined cash proceeds of approximately $3.15 billion.

“We are pleased to have moved quickly to execute and close these transactions at strong valuations,” said Al Monaco, President and Chief Executive Officer of Enbridge. “In addition, the recently announced sale of the Canadian gathering and processing assets takes our total non-core asset sales this year to almost $7.5 billion. Together, these transactions support our strategy to move towards a pure pipeline and utility business model and provide the Company with significant additional financing flexibility as we fund our industry leading secured growth program.”

Enbridge has closed the sale of its ownership interests in Midcoast Operating, L.P. and its subsidiaries to an affiliate of ArcLight Capital Partners, LLC for approximately $1.4 billion (approximately US$1.1 billion) in cash. The assets sold include the Company’s U.S. natural gas and natural gas liquids (NGL) gathering, processing, transportation and marketing businesses, serving established basins in Texas, Oklahoma and Louisiana.

Enbridge has also closed the sale of a 49 percent interest in select North American onshore renewable power assets, as well as a 49 percent interest in two German offshore wind projects (Hohe See and related expansion), to Canada Pension Plan Investment Board (CPPIB) for approximately $1.75 billion in cash, through newly created joint ventures.

Forward-Looking Statements

Certain information provided in this news release constitutes forward-looking statements. The words “anticipate”, “expect”, “project”, “estimate”, “forecast” and similar expressions are intended to identify such forward-looking statements. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: achieving monetization targets; use of proceeds; financing flexibility; and future growth and expansion opportunities. Although Enbridge believes these statements are based on information and assumptions which are current, reasonable and complete, these statements are necessarily subject to a variety of risks and uncertainties pertaining to timing and completion of the transaction, including receipt of regulatory approvals; economic and competitive conditions; and completion of Enbridge’s secured growth program. A further discussion of the risks and uncertainties facing Enbridge Inc. can be found in its filings with Canadian and United States securities regulators. While Enbridge makes these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. Except as may be required by applicable securities laws, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise.

About Enbridge Inc.

Enbridge Inc. is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.8 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

FOR MORE INFORMATION PLEASE CONTACT:

Media

Michael Barnes

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Email: media@enbridge.com

Investment Community

Jonathan Gould

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Email: investor.relations@enbridge.com